SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT


             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


                  Date of Report March 24, 1995


                (Date of earliest event reported)


                   ---------------------------


                       IDAHO POWER COMPANY
       (Exact name of registrant as specified in charter)



           Idaho                  1-3198         82-0130980
(State or other jurisdiction   (Commission     (I.R.S. Employer
     of incorporation)         File Number)   Identification No.)


                       1221 W Idaho Street

                     Boise, Idaho 83702-5627

      (Address of principal executive offices)   (Zip Code)

          Registrant's telephone number, (208) 388-2200




      _____________________________________________________
      Former name or address, if changed since last report.



               (This document consists of 3 pages)
                       Idaho Power Company

                            Form 8-K


Items 1 through 4 and Items 6 and 7 are inapplicable and have been omitted herefrom.

Item 5. Other Events
        On  March 21, 1995, the Idaho Public Utilities Commission
        (IPUC) issued an Order denying the Company's request for reconsideration of the Return on Common Equity (ROE) of 11.0% which was recently granted in the Company's general rate increase request. The Company is extremely frustrated with the Petition denial. The IPUC's refusal to reconsider this Petition places the Company in a very difficult position to increase shareholder value. The Company targeted 1995 to begin recovery from the financial conditions brought on by the drought experienced in Southern Idaho in six of the last eight years. Under present operations, the ROE assigned by the IPUC does not allow the Company the opportunity to begin that recovery.

        The Company is concerned about the possible long-term risks its ability to remain financially strong and independent in an environment where low energy rates are obtained at the expense of the utility's investors.

        The Company will evaluate every option available including substantial reductions in expenditures beyond our 1995 targets, a review of customer programs and service levels, as well as all possible regulatory options to move toward financial recovery.



                           SIGNATURES

         Pursuant to the requirements of the Securities  Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly author ized.

                              IDAHO POWER COMPANY






                 By: /s/ J LaMont Keen
                     J LaMont Keen
                     Vice President and Chief Financial Officer


Dated:              March 24, 1995